Exhibit 4.1

CHUBB INA HOLDINGS LLC

Officer’s Certificate

Pursuant to Sections 1.2, 3.1 and 3.3 of the Indenture, dated as of August 1, 1999 (the “Base Indenture”), among Chubb INA Holdings LLC (formerly known as ACE INA Holdings Inc.), as issuer (the “Company”), Chubb Limited (formerly known as ACE Limited), as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 13, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee, the undersigned, Drew Spitzer, Treasurer of the Company, hereby certifies as follows:

I.             The issuance of the following Securities (as defined below) has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions duly adopted by the Board of Directors of the Company on October 15, 2015, November 20, 2023, August 9, 2024 and March 20, 2026. The terms of the Securities shall be as follows:

(a)             The title of the 2031 Notes is “3.780% Senior Notes due 2031” (the “2031 Notes”) and the title of the 2033 Notes is “4.034% Senior Notes due 2033” (the “2033 Notes” and, together with the 2031 Notes, the “Securities”).

(b)             The aggregate principal amount of the 2031 Notes which may be authenticated and delivered under the Indenture is initially limited to C$400,000,000 and the aggregate principal amount of the 2033 Notes which may be authenticated and delivered under the Indenture is initially limited to C$400,000,000, except, in each case, for the Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the other Securities of each series pursuant to Sections 3.4, 3.5, 3.6, 9.5 or 11.7 of the Indenture.

(c)             The 2031 Notes shall be issued in book-entry form, in denominations of C$2,000 or any amount in excess thereof which is an integral multiple of C$1,000, and represented by one registered global certificate substantially in the form attached hereto as Exhibit A delivered to CDS Clearing and Depository Services Inc. (the “Depositary”), or a custodian on the Depositary’s behalf, and recorded in the book-entry system maintained by the Depositary. The 2033 Notes shall be issued in book-entry form, in denominations of C$2,000 or any amount in excess thereof which is an integral multiple of C$1,000, and represented by one registered global certificate substantially in the form attached hereto as Exhibit B delivered to the Depositary, or a custodian on the Depositary’s behalf, and recorded in the book-entry system maintained by the Depositary.

(d)             The principal amount of the 2031 Notes shall be due and payable on June 10, 2031. The principal amount of the 2033 Notes shall be due and payable on June 10, 2033.

(e)             The principal of the 2031 Notes shall bear interest from June 10, 2026 or from the most recent 2031 Notes Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable semi-annually in arrears on June 10 and December 10 of each year (each, a “2031 Notes Interest Payment Date”), beginning on December 10, 2026, to the Persons in whose names the 2031 Notes (or one or more Predecessor Securities of the 2031 Notes, as defined in the Indenture) are registered at the close of business on the May 26 or November 25, as the case may be, preceding such 2031 Notes Interest Payment Dates. The principal of the 2033 Notes shall bear interest from June 10, 2026 or from the most recent 2033 Notes Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable semi-annually in arrears on June 10 and December 10 of each year (each, a “2033 Notes Interest Payment Date”), beginning on December 10, 2026, to the Persons in whose names the 2033 Notes (or one or more Predecessor Securities of the 2033 Notes, as defined in the Indenture) are registered at the close of business on the May 26 or November 25, as the case may be, preceding such 2033 Notes Interest Payment Dates.

(f)              Interest on the 2031 Notes will accrue at the rate of 3.780% per annum from June 10, 2026 until the principal thereof is paid or made available for payment. Interest on the 2033 Notes will accrue at the rate of 4.034% per annum from June 10, 2026 until the principal thereof is paid or made available for payment.

(g)             The principal of, any premium or interest on and any Additional Amounts with respect to each series of the Securities shall be payable, and the Securities may be surrendered or presented for payment, the Securities may be surrendered for registration of transfer or exchange at the office or agency of Computershare Advantage Trust of Canada (“Computershare”), and the Company hereby appoints Computershare, acting through its office or agency in the City of Richmond Hill, Ontario designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that, at the option of the Company or the Guarantor, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that (subject to Section 10.2 of the Indenture) the Company may at any time remove Computershare as its office or agency in the City of Richmond Hill, Ontario designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

(h)             Notices and demands to or upon the Company or the Guarantor in respect of the Securities and the Indenture may be served, at the office or agency of the Company and the Guarantor maintained for such purposes in The City of New York, State of New York from time to time and the Company hereby appoints the Trustee, acting through its office or agency in the City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that, at the option of the Company or the Guarantor, the Company may at any time remove the Trustee as its office or agency in the City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

(i)              The Securities of each series shall be redeemable at the option of the Company prior to Stated Maturity as described in Exhibit A with respect to the 2031 Notes and Exhibit B with respect to the 2033 Notes, and are not subject to a sinking fund or analogous provision.

(j)              Payments of principal of, any premium or interest on and any Additional Amounts with respect to the Securities of each series shall be made in Canadian dollars; provided that if on or after June 4, 2026, Canadian dollars are unavailable to the Company or the Guarantor due to the imposition of exchange controls or other circumstances beyond their control, then all payments in respect of the Securities will be made in U.S. dollars until Canadian dollars are again available to the Company or the Guarantor. In the event the Company or the Guarantor are required to make payments on the Securities of either series in U.S. dollars as provided above, the amount payable on any date in Canadian dollars will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar / Canadian dollar exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined by the Company, or in the case of the Guarantee, by the Guarantor in its sole discretion on the basis of the most recently available market U.S. dollar / Canadian dollar exchange rate. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default under the Securities or the Indenture. All determinations referred to above in this paragraph made by the Company or, in the case of the Guarantee, by the Guarantor, shall be at their sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the holders of the Securities.

(k)             Computershare shall be the initial Paying Agent and transfer agent for the Securities of each series (subject to the Company’s right pursuant to Section 10.2 of the Indenture) to remove Computershare as such Paying Agent and/or transfer agent and, from time to time, to designate one or more other Paying Agents and transfer agents and to rescind from time to time any such designations, and the City of Richmond Hill, Ontario is designated as a Place of Payment for the Securities of each series.

(l)              Additional Amounts shall be payable in respect of the Securities of each series on the terms and subject to the conditions set forth in Section 10.4 of the Indenture and in the Securities of each series. Whenever in this Officer’s Certificate or in the certificate evidencing the Securities of either series there is mentioned, in any context, the payment of principal, premium, if any, or interest on the Securities of either series, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(m)             The Company may from time to time, without giving notice to or seeking the consent of the Holders of the Securities of either series, issue debt securities with the same terms as the Securities of such series (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the Securities of such series. Any additional debt securities having such similar terms, together with the Securities of such series, will constitute a single series of Securities under the Indenture, including for purposes of voting and redemptions; provided that such additional debt securities will be issued under a separate CUSIP number if they are not fungible with the Securities for U.S. federal income tax purposes. No such additional debt securities may be issued if an Event of Default has occurred and is continuing with respect to the Securities of either series.

(n)             The Securities shall have such additional terms and provisions as are set forth in Exhibit A hereto with respect to the 2031 Notes and Exhibit B hereto with respect to the 2033 Notes, all of which terms and provisions are incorporated by reference in and made a part of this Officer’s Certificate as if set forth in full herein.

II.            To the best knowledge of the undersigned, all conditions precedent to the execution, authentication and delivery of the Securities of each series described herein have been complied with, and no event which is, or after notice or lapse of time would become, an Event of Default with respect to the Securities of each series has occurred and is continuing.

The undersigned states that he has read and is familiar with the provisions of Article III of the Indenture relating to the issuance of Securities of each series thereunder; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company, the Guarantor and their corporate acts and proceedings; and that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with.

Insofar as this certificate relates to legal matters, it is based, as provided for in Section 3.3 of the Indenture, upon the Opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 3.3 of the Indenture and relating to the Securities of each series described herein.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, I, as Treasurer of the Company, have hereunto signed my name.

Dated: June 10, 2026

By:
Name:	Drew K. Spitzer
Title:	Treasurer

[Signature Page to Officer’s Certificate (Indenture) of Chubb INA Holdings LLC]

EXHIBIT A

[Form of Note]

[Intentionally omitted]

EXHIBIT B

[Form of Note]

[Intentionally omitted]